Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 25, 2015 in the Amendment No.1 to the Registration Statement (Form S-1) and related Prospectus of Show King Holdings Inc. for the registration of shares of its common stock.

WLCC ACCOUNTANCY CORP

Oxnard, California

September 30, 2015